UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 19, 2010

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2010, Theravance, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Leerink Swann LLC (“Leerink Swann” and together with Morgan Stanley and Credit Suisse, the “Underwriters”).  In accordance with the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters 7,500,000 shares of its common stock and grant the Underwriters an option to purchase up to an additional 1,125,000 shares of common stock to cover over-allotments “Over-Allotment Shares”).  The Underwriters exercised their option to purchase the Over-Allotment Shares on March 23, 2010.  The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  The representations and warranties made by the parties to the Underwriting Agreement were made solely for purposes of the Underwriting Agreement and to allocate risk between the parties.  You should not rely on the representations, warranties and covenants in this Underwriting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 1.1	Underwriting Agreement between Theravance, Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and Leerink Swann LLC dated March 19, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Dated: March 24, 2010	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Sr. Vice President, General Counsel and Secretary

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